UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2017 (August 27, 2017)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2017, the Board of Directors (the “Board”) of PDC Energy, Inc. (the “Company”) appointed Mark E. Ellis to serve as a Class III director of the Company.  The Board has determined to not appoint Mr. Ellis to any committees of the Board at the time of his appointment.

Mr. Ellis currently serves as the President and Chief Executive Officer of Linn Energy, Inc. (“Linn”), positions he has held since January 2010.  Mr. Ellis has more than 35 years of experience in the oil and gas industry.  Prior to joining Linn in 2006, Mr. Ellis served in varying roles of increasing responsibility for Burlington Resources and ConocoPhillips.

Mr. Ellis will participate in the Company’s standard non-employee director compensation arrangements that are paid on a calendar-year basis (pro-rated for his period of service) pursuant to which non-employee directors receive an annual cash retainer equal to $75,000, an annual restricted stock unit grant with a value of $140,000 that vests equally over a period of three (3) years and annual retainers for committee service.  In addition, Mr. Ellis will also enter into the Company’s Indemnification Agreement, a form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2015.

There is no arrangement or understanding pursuant to which Mr. Ellis was appointed as a director. Further, Mr. Ellis has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2017
PDC Energy, Inc.

	By:	/s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel and Secretary

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